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                                Exhibit 23(p)(1)

  Code of Ethics - Joint Transamerica Funds and Transamerica Asset Management,
                                      Inc.

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                                                      Effective November 7, 2007

                       TRANSAMERICA ASSET MANAGEMENT, INC.
                         AEGON/TRANSAMERICA SERIES TRUST
                        DIVERSIFIED INVESTORS PORTFOLIOS
                      THE DIVERSIFIED INVESTORS FUNDS GROUP
                    THE DIVERSIFIED INVESTORS FUNDS GROUP II
                 DIVERSIFIED INVESTORS STRATEGIC VARIABLE FUNDS
                         TRANSAMERICA IDEX MUTUAL FUNDS
                        TRANSAMERICA INCOME SHARES, INC.

                                 CODE OF ETHICS

I.   INTRODUCTION AND STANDARDS

     A.   Adoption of the Code of Ethics

     Transamerica Asset Management, Inc. ("TAM" or "Adviser"), AEGON/Transamerica Series Trust ("ATST"), Diversified Investors Portolios ("DIP"), The Diversified Investors Funds Group ("DIFG"), The Diversified Investors Funds Group II ("DIFG II"), Diversified Investors Strategic Variable Funds ("DISVF"), Transamerica IDEX Mutual Funds ("TA IDEX"), Transamerica Income Shares, Inc. ("TIS"), (each a "Fund" and collectively the "Funds")(TAM and the Funds are collectively the "Companies") have adopted this code of ethics (the "Code") in accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").

     B.   Standards of Business Conduct

     This Code of Ethics is designed to ensure that those persons who have access to information regarding the portfolio securities activities of a Fund do not use that information illegally, including for their own personal benefit and/or to the detriment of a Fund. Every person to whom this Code is applicable should keep in mind the following general principles:

          1. Persons to whom the Code is applicable are fiduciaries. No person to whom this Code is applicable should knowingly place his or her own interests ahead of those of any of the Companies' clients, the mutual funds for which TAM serves as investment adviser and series thereof (each, a "Portfolio"), or their shareholders;

          2. No person to whom the Code is applicable should use knowledge of transactions by a client of the Companies to his or her profit or advantage, or take inappropriate advantage of his or her position with any client;

          3. All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest, the appearance of a conflict of interest, or any abuse of an individual's position of trust and responsibility with any client;

          4. Information concerning the composition of a client's security holdings is confidential;

          5. Failure to comply with this Code may result in disciplinary action, including termination of employment; and

          6.   The purpose of this Code is to protect the Companies' clients by:

               a.   deterring misconduct,

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               b.   educating employees regarding the expectations and laws
                    governing their conduct,

               c. guarding against violations of the Federal Securities Laws, and

               d. establishing procedures for employees to follow in order to comply with ethical principles of the Companies.

     Furthermore, the Companies seek to foster a reputation for integrity and professionalism. The confidence and trust placed in the portfolios it advises by investors is something the Companies value and endeavor to protect. To further that goal, this Code is designed to prevent persons with access to a Portfolio's trading information from engaging in inappropriate personal investing in connection with a security held or to be acquired by a Portfolio and avoid conflicts of interest in connection with personal securities transactions.

     C.   Distribution and Certificates

     The Compliance department of TAM shall distribute to each Supervised Person a copy of the Code and any amendments thereto. Upon becoming subject to the Code and upon any material amendments thereafter, all persons to whom the Code is applicable are required to sign an acknowledgment and certification of their receipt of and intent to comply with this Code on the form in Appendix A, and promptly return it to the TAM CCO or his/her delegate.

II.  GENERAL DEFINITIONS

     A.   An "Access Person" means:

          1. any Advisory Person (as defined below) of the Funds or the Adviser; or

          2. any director, officer or general partner of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by a Fund for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

          All of a Fund's directors, trustees, officers and general partners are presumed to be an Access Person of the Funds.

     B. An "Advisory Person" means (1) any director, trustee, officer, or employee of any of the Funds or the Adviser (or any company in a control relationship to any of the Funds or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by any of the Funds or whose functions relate to the making of any recommendations with respect to such purchases or sales;
          (2) any natural person in a control relationship with any Fund or the Adviser who obtains information concerning recommendations regarding the purchase or sale of Securities by any Client; and (3) any Supervised Person of the Adviser (A) who is involved in making securities recommendations to Clients, or (B) has access to such recommendations that are nonpublic, access to nonpublic information regarding a Client's purchase or sale of securities, or access to nonpublic information regarding the portfolio holdings of an Affiliated Fund.

     C. "Affiliated Fund" means the Funds and any investment company registered under the 1940 Act whose investment adviser or principal underwriter Controls (as defined below) the Adviser, is Controlled by the Adviser, or is under common Control with the Adviser.

     D. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

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     E.   "Beneficial Ownership" of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person should consider himself the beneficial owner of Covered Securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such Covered Securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or re-vest title in himself now or in the future.

     F.   "CCO" refers to the Chief Compliance Officer of TAM or the Funds.

     G. "Client" refers to any entity (e.g., mutual fund, person or corporation) for which TAM provide an advisory service or to which it has a fiduciary responsibility.

     H. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

     I. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

          1.   Direct obligations of the Government of the United States;

          2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

3.   Share issued by open-end funds other than Affiliated Funds.

     J. "Director" means any individual serving as a Director, Trustee or Managing Board Member on the Board of a Fund.

     K. "Disinterested Director" means any Director who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Act.

     L. "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

     M. "Initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     N. "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505 or 506 there under.

     O. "Purchase or sale" includes the writing of an option to purchase or sell.

     P. "Reportable Security" means a security as defined under section 202(a)(18) of the Advisers Act, including, for example, any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Excluded from this definition are:

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          1.   Direct obligations of the Government of the United States;

          2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (meaning instruments having a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements;

          3.   Shares issued by money market funds;

          4. Shares of open-end funds other than: (i) funds for which TAM, or an entity that controls, is controlled by or under common control with TAM, acts as the investment adviser, sub-adviser or principal underwriter, including, without limitation, Transamerica IDEX Mutual Funds, AEGON/Transamerica Series Fund, Inc., Transamerica Investors, Inc., The Diversified Investors Funds Group, The Diversified Investors Funds Group II, Diversified Investors Strategic Variable Funds, Diversified Investors Portfolios; and (ii) exchange traded funds (ETFs); and,

          5. Shares issued by unit investment trusts that invest in open-end funds other than those described above in Section II.P.4(i).

     Q.   "Supervised Persons" include:

          1. Any directors and officers (or other person occupying a similar status or performing similar functions) and employees of the Companies; and

          2. All other persons who provide investment advice on behalf of TAM and are subject to the supervision and Control of the Companies.

III. LEGAL REQUIREMENTS UNDER 17J-1

     It is the policy of the Companies and the Portfolios that no Access Person, or person otherwise affiliated with the Companies shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1 under the 1940 Act. As further indicated herein, Access Persons who are also Access Persons of a sub-adviser or principal underwriter of the Funds generally are only subject to the code of ethics of the sub-adviser or principal underwriter, each of which must be approved by the Boards of Directors of the Funds in accordance with this Code of Ethics.

     A. Rule 17j-1(b) under the 1940 Act makes it unlawful for any Access Person, or person otherwise affiliated with the Companies, in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired" by any Portfolio:

          1.   To employ any device, scheme or artifice to defraud a Portfolio;

          2. To make any untrue statement of a material fact to a Portfolio or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to a Portfolio, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Portfolio; or

          4. To engage in any manipulative practice with respect to a Portfolio.

     B. A security is considered to be "held or to be acquired" if it is a Reportable Security (or an option to purchase or sell, or a security convertible into or exchangeable for, a Reportable Security) and within the most recent 15 days:

          1.   The security is or has been held by a Portfolio, or

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          2.   The security is being or has been considered by a Portfolio or its investment adviser (including TAM and a sub-adviser) for a Portfolio for purchase.

IV.  REPORTING REQUIREMENTS

     A. In order to provide the CCO or his delegate with information to identify improper trades or patterns of trading by Access Person and determine with reasonable assurance whether certain of the Companies' compliance policies are being observed by Access Persons, the following reports shall be completed and submitted to the CCO or his delegate.

          1. Initial Holdings Reports. Each person, upon becoming an Access Person, other than a Disinterested Director, shall within 10 days after becoming an Access Person submit a report in the form attached hereto as Appendix B (an "Initial Holdings Report") showing all holdings in Reportable Securities in which the person had any direct or indirect Beneficial Ownership at the time he or she became an Access Person. This Initial Holdings Report shall also indicate any brokers, dealers or banks with which the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person. Such reports need not show holdings over which such person had no direct or indirect influence or control. This report must be current as of a date no more than 45 days prior to the date the reporting person becomes an Access Person.

          2.   Quarterly Transaction Reports.

               a. Each Access Person, other than a Disinterested Director, shall submit reports each calendar quarter in the form attached hereto as Appendix C (a "Securities Transaction Report") showing all transactions in Reportable Securities in which the person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership. Securities Transaction Reports must be transmitted no later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. With respect to any quarter in which an account was established by an Access Person in which any securities were held for the direct or indirect benefit of the Access Person, such quarterly report must also contain the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established. All such Access Persons shall file reports, even when no transactions subject to reporting requirements were effected.

               b. Each Disinterested Director shall submit the same quarterly report as required under the paragraph above, but only for transactions in Covered Securities where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Funds or a Portfolio. No report is required if the Director had no direct or indirect influence or control over the transaction.

          3. Annual Holdings Reports. Each Access Person, other than a Disinterested Director, shall by the 30th day of January of each year submit a report in the form attached hereto as Appendix B (an "Annual Holdings Report") showing all holdings in Reportable Securities in which the person had any direct or indirect Beneficial Ownership. This Annual Holdings Report shall also indicate any brokers, dealers or banks with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person. Such report need not show holdings over which such person had no direct or indirect influence or control. The information in the report must be current as of a date no more than 45 days before the report is submitted.

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     B.   Exceptions from Reporting Requirements

          1.   An Access Person need not submit:

               a. Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;

               b. A transaction report with respect to transactions effected pursuant to an Automatic Investment Plan;

               c. A transaction report with respect to transactions effected pursuant to a systematic withdrawal plan;

               d. A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the TAM CCO or his/her delegate holds in his/her records so long as he/she receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

          2.   Duplicate Filing Exceptions:

               a. An Access Person who is also an Access Person of a sub-adviser to the Funds need not submit reports otherwise required by this Section provided that either:

                    (1). such person submits to such investment adviser or
                         sub-adviser forms prescribed by the Code of Ethics of such adviser or sub-adviser containing substantially the same information as called for in the forms required by this section, or

                    (2). The information in such report would duplicate
                         information required to be recorded under Rule 204-2(a)(13) under the Advisers Act.

               B. AN ACCESS PERSON WHO IS ALSO AN ACCESS PERSON OF THE FUNDS' PRINCIPAL UNDERWRITER NEED NOT SUBMIT REPORTS OTHERWISE REQUIRED BY THIS SECTION PROVIDED THAT SUCH PERSON SUBMITS TO THE PRINCIPAL UNDERWRITER FORMS PRESCRIBED BY THE CODE OF ETHICS OF SUCH PRINCIPAL UNDERWRITER CONTAINING SUBSTANTIALLY THE SAME INFORMATION AS CALLED FOR IN THE FORMS REQUIRED BY THIS SECTION.

     C.   Review of Periodic Reports.

          1. The CCO or his delegate shall periodically review such reports, duplicate confirmations, and account statements, and maintain copies thereof as required by this Code, with a view to identifying any pattern of personal securities transactions that suggests any actual or potential conflict of interest, the appearance of a conflict of interest, or any abuse of such person's position of trust and responsibility within the Companies or their clients. Before making any determination that a violation has been committed by any person or that any personal securities transaction is otherwise problematic under the Code and the purposes thereof, such person shall be given an opportunity to supply additional explanatory material. The CCO or his delegate will review the reports in light of such factors that he deems appropriate, which may include, among others:

               a. An assessment of whether the Access Person followed any required internal procedures, such as pre-clearance;

               b. Comparison of personal trading to any restricted investments; and

               c. Periodically analyzing the Access Person's trading for patterns that may indicate abuse, including market timing.

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          2.   The CCO or his delegate shall establish and maintain records of
               Access Persons who are required to make periodic reports under this section of the Code and shall establish and maintain records of any delegate responsible for reviewing such reports. The CCO or his delegate shall notify each Access Person who is required to make periodic reports of their obligations under this section of the Code.

V.   PRE-CLEARANCE OF CERTAIN INVESTMENTS

Access Persons must obtain approval from the CCO or his delegate before they directly or indirectly acquire beneficial ownership in any security in an initial public offering or in a limited offering. Solely for purposes of this
Section V, "Access Person" includes any employee of a company in a control relationship to TAM who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by TAM's clients.

VI.  COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS

Each Supervised Person is required to comply with applicable Federal Securities Laws. To fulfill this requirement, each Supervised Person is required to comply with the Companies' compliance manuals as well as the compliance manuals of the Portfolios, each as amended from time to time, to the extent applicable to such Supervised Person.

VII. ADDITIONAL RESTRICTIONS

In furtherance of the standards for personal trading set forth herein, the Companies maintain the following additional restrictions on the personal trading and other activities of Supervised Persons:

     A.   Minimum Investment Holding Period and Market Timing Prohibition.

          1. To avoid the appearance of market timing and/or improper trading practices, Supervised Persons are encouraged, but not required, to hold for 60 days all transactions in funds for which TAM, or an entity that controls, is controlled by or under common control with TAM, acts as the investment adviser, sub-adviser or principal underwriter, including, without limitation, AEGON/Transamerica Series Trust, Diversified Investors Portolios, The Diversified Investors Funds Group, The Diversified Investors Funds Group II, Diversified Investors Strategic Variable Funds, Transamerica IDEX Mutual Funds and Transamerica Income Shares, Inc.

          2. Supervised Persons are not permitted to conduct transactions for the purpose of market timing in any fund identified in VII.A.1. Market timing is defined as an investment strategy using frequent purchases, redemptions, and/or exchanges in an attempt to profit from short-term market movements.

     B. Personal Interests. Regardless of whether an activity is specifically addressed under this Code or the compliance manuals for the Companies, Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of the Companies and their clients.

     C.   Trade Reversals and Disciplinary Action.

          1. Transactions by Supervised Persons are subject to reversal due to a conflict (or appearance of a conflict) with the firm's fiduciary responsibility or a violation of the Code, subject to the determinations of the CCO. Such a reversal may be required even for a pre-cleared transaction that results in an inadvertent conflict.

          2. Violations will be reported, when deemed appropriate or required, to the Directors of any affected Portfolio.

VIII. REPORTS TO THE PORTFOLIOS, ADMINISTRATION AND SANCTIONS

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     A.   Annual Reports.

          1. The Boards of Directors of the Portfolios ("Boards") shall receive and consider annual reports from the CCO or his delegate which summarizes the effectiveness of existing procedures for compliance with this Code, describes any issues arising under this Code since the last report (including, without limitation, reports of any material violations of this Code or its compliance procedures and any resulting sanctions), summarizes any changes in the procedures made during the past year, and identifies any recommended changes in existing restrictions or procedures based upon the Companies' experience with the Code, or developments in applicable laws or regulations.

          2. The annual report must certify that the Companies have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     B. Quarterly Reports. The Boards shall receive a quarterly report from the CCO or his/her delegate with respect to any material violations requiring significant remedial action during the preceding calendar quarter.

     C. Approval and Amendments. Following the initial approval of the Code by the Boards, any material change to the Code must be approved or ratified by the Board of the applicable Portfolio within six months of such amendment.

     D. Sanctions. Compliance with the Code is a condition of employment. The rules, procedures, reporting and recordkeeping requirements contained in the Code are designed to prevent employees from violating the provisions of the Code. Failure by a Supervised Person to comply with the Code may adversely impact the Companies and their clients and may constitute a violation of Federal Securities Laws. The Companies strongly encourage persons that are subject to this Code to contact the CCO or his delegate in case they have questions regarding its application or potential violations of the Code. Supervised Persons must report any violations of the Code promptly to the CCO.

          The Companies, acting independently or upon recommendation, may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

     E. Sub-advisors Codes of Ethics. Each sub-adviser shall adopt, and deliver to the Funds a copy of, a Code of Ethics pursuant to Rule 17j-1 of the 1940 Act which seeks to ensure that all individuals who are Access Persons of any of the Funds by virtue of their affiliation with a Sub-advisor comply with the terms of this Code of Ethics by providing procedures and restrictions substantially equivalent to those set forth herein, except to the extent variations therein are expressly approved by the Boards of the Funds. Accordingly, requirements for reports, reviews and other procedures set forth herein shall be satisfied for individuals who are Access Persons of the Funds by virtue of their affiliation with a Sub-advisor by equivalent procedures effected by such Sub-advisor. Each Sub-advisor shall present its Code of Ethics and all material amendments thereto to the Boards of the Funds for review and approval in accordance with Rule 17j-1.

IX.  BOOKS AND RECORDS TO BE MAINTAINED BY INVESTMENT ADVISERS

     A. A copy of this Code and any other code of ethics adopted by the Companies pursuant to Rule 204A-1 and Rule 17j-1 that has been in effect during the past five years;

     B. A record of any violation of the Code, and any action taken as a result of that violation shall be preserved for a period of no less than five years from the end of the fiscal year in which it is made, the first two years in an office of the Companies;

     C. A record of all written acknowledgments for each person who is currently, or within the past five years was, a Supervised Person;

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     D.   A record of each report (or materials in lieu thereof as permitted under Section IV.B.1.d) made by an Access Person shall be preserved for a period of no less than five years from the end of the fiscal year in which it is made, the first two years in an office of the Companies;

     E. A record of the names of persons who are currently, or within the past five years were, Access Persons (or otherwise required to submit reports under a code of ethics), and a record of persons who are or were responsible for reviewing such reports;

     F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons, for at least five years after the end of the fiscal year in which the approval is granted; and

     G. Any other such record as may be required under the Code shall be preserved for a period of no less than five years from the end of the fiscal year in which it is generated, the first two years in an office of the Companies.

X.   CONFIDENTIALITY

     A. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Boards of the Funds and the Adviser, to any regulatory or self-regulatory authority or agency upon its request or as required by law or court or administrative order.

XI.  INTERPRETATION OF PROVISIONS

     A. The Boards of the Funds and the Adviser may from time to time adopt such interpretations of this Code as they deem appropriate.

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Appendix A to the Code of Ethics:

                        ACKNOWLEDGMENT AND CERTIFICATION

I acknowledge receipt of the Code of Ethics of Transamerica Asset Management, Inc., AEGON/Transamerica Series Trust, Diversified Investors Portfolios, Diversified Investors Funds Group, The Diversified Investors Funds Group II, The Diversified Investors Strategic Variable Funds, Transamerica IDEX Mutual Funds and Transamerica Income Shares, Inc. I have read and understand this Code of Ethics and agree to be governed by it at all times. Further, if I have been subject to this Code during the preceding year, I certify that I have complied with the requirements of this Code and have disclosed or reported all personal securities transactions and other information required to be disclosed or reported pursuant to the requirements of this Code.


-------------------------------------
(Signature)


-------------------------------------
(Printed Name)


Date:
      -------------------------

RETURN TO: Troy Brisbois, 3rd Floor, Mail Bin 305E (St. Petersburg) or Bas Verhagen, 3-Law (Purchase)

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Appendix B to the Code of Ethics:

                  DISCLOSURE OF REPORTABLE SECURITIES HOLDINGS

SELECT ONE: [ ] INITIAL HOLDINGS REPORT
            [ ] ANNUAL HOLDINGS REPORT

This table shall set forth information on your holdings in Reportable Securities* in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, as required by the Code of Ethics. (Please see the Code of Ethics for more information.) Please return this Disclosure to Troy Brisbois, 3rd Floor, Mail Bin 305E (St. Petersburg) or Bas Verhagen, 3-Law (Purchase).

NAME OF SECURITY (AND, AS APPLICABLE,   TYPE OF SECURITY
EXCHANGE TICKER SYMBOL OR CUSIP),         (COMMON BOND,    NAME OF BROKER -   ACCOUNT
NUMBER OF SHARES AND PRINCIPAL AMOUNT     OPTION, ETC.)     DEALER OR BANK     NUMBER
-------------------------------------   ----------------   ----------------   -------


This table shall not be construed as an admission that I have any direct or indirect beneficial ownership in the securities to which this report relates.

In addition, listed below are the names of every broker, dealer and bank with whom I maintain an account in which ANY securities are held for my direct or indirect benefit:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

To the best of my knowledge, I certify that I have disclosed all information required in this report.


------------------------   -------------------------   ---------   -------------
PRINT NAME                 SIGNATURE                   DATE          YEAR ENDED
                                                                    (FOR ANNUAL
                                                                   REPORTS ONLY)

* Please refer to the definition of "Reportable Securities" included in the Code of Ethics.

Information for initial reports must be current as of a date no more than 45 days prior to the date you become an "Access Person." Information for annual reports must be current as of a date no more than 45 days before you submit your report.

Appendix C to the Code of Ethics:

                          QUARTERLY TRANSACTIONS REPORT

This report of Reportable Securities transactions pursuant to the Code of Ethics must be completed, signed, and submitted to Troy Brisbois not later than 30 days after the end of each calendar quarter and must cover, at a minimum, all transactions during the quarter. Refer to the Code of Ethics for further instructions. If you have no transactions to report, please check the box below and sign the Report.

                SECURITY NAME, DESCRIPTION,
         BUY,    TYPE OF SECURITY, TICKER
         SELL     SYMBOL OR CUSIP NUMBER                                     BROKER -       DATE PRE-CLEARANCE
TRADE     OR    INTEREST RATE AND MATURITY                       PRINCIPAL    DEALER        OBTAINED FROM FUND
 DATE   OTHER      DATE (AS APPLICABLE)       QUANTITY   PRICE     AMOUNT     OR BANK   COMPLIANCE (AS APPLICABLE)
-----   -----   ---------------------------   --------   -----   ---------   --------   --------------------------


This report shall not be construed as an admission that I have any direct or indirect beneficial ownership in the securities to which this report relates.

[ ] I had no personal Reportable Securities transactions during the preceding calendar quarter that were required to be reported.

In addition, please check the applicable box below:

[ ] During the quarter ending on the date noted below, I have not established any new account in which ANY securities were held during such quarter for my direct or indirect benefit.

[ ] During the quarter ending on the date noted below, I have established the following new accounts in which ANY securities were held during such quarter for my direct or indirect benefit:

Name of Broker, Dealer, or Bank                    Date Established

________________________________________________________________________________

________________________________________________________________________________


----------------------   --------------------   ----------------   ------------
(Print Name)             (Signature)            (Quarter Ending)   (Date)

RETURN TO: Troy Brisbois, 3rd Floor, Mail Bin 305E (St. Petersburg) or Bas Verhagen, 3-Law (Purchase)